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                       [BAKER & HOSTETLER LLP LETTERHEAD]




                                                                     Exhibit 5.1


                                               September 16, 1997

Stoneridge, Inc.
9400 East Market Street
Warren, Ohio 44484

Gentlemen:

                  As counsel for Stoneridge, Inc., an Ohio corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1, (Registration No. 333-33285) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), in connection with a proposed public offering and sale of up to 7,262,500 Common Shares, without par value (the "Shares"), of the Company, including up to 6,727,500 Shares to be issued and sold to the Underwriters identified in the Registration Statement (the "Underwritten Shares") and up to 535,000 Shares to be issued in the "Company Offering" as such term is defined in the Registration Statement.

                  In connection with the foregoing, we have examined (a) the Second Amended and Restated Articles of Incorporation in the form filed as an Exhibit to the Registration Statement and the Amended and Restated Code of Regulations of the Company, (b) the proposed form of Underwriting Agreement filed as an exhibit to the Registration Statement (the "Underwriting Agreement") with respect to the Common Shares, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

                  Based upon such examination, we are of the opinion that upon the filing of the Company's Second Amended and Restated Articles of Incorporation in the form filed as an Exhibit to the Registration Statement with the Secretary of State of the State of Ohio, the Shares will be duly authorized and, (A) when issued and sold pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) and in the manner contemplated by the Registration Statement, the Underwritten Shares will be legally issued, fully paid and nonassessable and (B) when issued and sold in the manner contemplated by the Registration Statement, the Shares to be issued in the Company Offering will be legally issued, fully paid and nonassessable.



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Stoneridge, Inc.
September 16, 1997
Page 2

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                    Very truly yours,

                                    /s/ Baker & Hostetler LLP